Exhibit 10.1

FIFTH AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 31, 2016, by and among Ener-Core, Inc., a Delaware corporation (the “Company”) and the undersigned, and amends that certain Securities Purchase Agreement, dated as of April 22, 2015 (as amended to date, the “Agreement”), by and among the Company, the “Buyers” identified therein, and the Collateral Agent identified therein. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to Section 9(e) of the Agreement, any term of the Agreement may be amended only with the written consent of (i) the Company and (ii) the holders of at least a majority of the aggregate number of the Conversion Shares and Warrant Shares issued or issuable under the Notes and Warrants (calculated using the Assumed Conversion Price) and shall include Empery Asset Master, Ltd. ("Empery"), so long as Empery or any of its affiliates holds any Securities (the “Required Holders”);

WHEREAS, any amendment effected in accordance with Section 9(e) of the Agreement is binding upon each holder of any securities purchased under the Agreement and the Company; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
AMENDMENTS TO THE AGREEMENT

Section 1.1 Additional Warrants. In consideration of the negotiation, execution and delivery of this Amendment, each Buyer under the Agreement shall be entitled to the receipt of additional Warrants, in substantially the form provided in Exhibit A to this Amendment, consistent with the following terms:

(a) Upon effectiveness of this Amendment consistent with Section 2.1 hereof, the Company shall issue Warrants to each Buyer exercisable for 10 shares of Common Stock per $100 of outstanding principal of the Notes held by such Buyer (as set forth on Schedule A attached hereto), which shall be exercisable for five years from the date of issuance at an exercise price of $5.00 per share, subject to adjustment as set forth within the Warrants (the “Additional Warrants”).

(b) The Additional Warrants are duly authorized and, upon issuance, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. As of the date of this Amendment, an additional number of shares of Common Stock have been duly authorized and reserved for issuance upon exercise of the Additional Warrants which equals or exceeds 100% of the maximum number of Warrant Shares issuable pursuant to the Additional Warrants (without regard to any restrictions or limitations upon exercise of such Additional Warrants) (the “Additional Warrant Shares”). Assuming the accuracy of each of the representations and warranties set forth in Section 2 of the Agreement as applicable to the Additional Warrants and Additional Warrant Shares, as incorporated by reference in Section 1.1(c) below, the offer and issuance by the Company of the Additional Warrants is exempt from registration under the 1933 Act.

(c) Upon acceptance of the Additional Warrants, each Buyer affirms the continued accuracy of the representations and warranties set forth in Section 2 of the Agreement, which are hereby incorporated by reference herein, as applicable to the Additional Warrants and Additional Warrant Shares.

(d) For purposes of Section 9(e) of the Agreement with respect to any subsequent amendments or waivers, all references to the “Warrants” shall be deemed to include the issued Additional Warrants and all references to the “Warrant Shares” shall be deemed to include the Additional Warrant Shares underlying the issued Additional Warrants.

Section 1.2 Removal of QPO Requirement. Section 4(t) of the Agreement is hereby amended and restated as follows:

“(t) [Intentionally Omitted.]”

Section 1.3 Extension of Listing Deadline. The first sentence of Section 4(f) of the Agreement is hereby amended and restated as follows:

“The Company shall commence trading of its Common Stock on either The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Capital Market, The NASDAQ Global Select Market or The NASDAQ Global Market (collectively, the “Qualified Eligible Markets”) no later than April 14, 2016, provided, however, if the Company consummates a private offering of its securities resulting in gross proceeds to the Company of at least $3,000,000 after March 31, 2016 and prior to or on April 14, 2016, such deadline shall be automatically extended to October 15, 2016 (as applicable, the “Listing Deadline”).”

Section 1.4 Additional Covenant. Section 4 is hereby amended to add Section 4(y) as follows:

“(y) Commercial License Agreement. On or prior to April 14, 2016, the Company shall cause its net monthly cash flow directly associated with the November 14, 2014 Commercial License Agreement, as amended (the “CLA”), taken together with its monthly capital expenditure spending associated with such license, and excluding expenditures associated with the Full Scale Acceptance Test requirements defined in the CLA, to be neutral or positive, which may be accomplished by re-negotiation or termination of such license.”

ARTICLE II
MISCELLANEOUS

Section 2.1 Effect of this Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of agreements substantially identical to this Amendment by the Company and “Buyers” holding a sufficient number of Conversion Shares and Warrant Shares issued or issuable under their respective Notes and Warrants that, together with undersigned, constitute the Required Holders. From and after such effectiveness, any reference to the Agreement shall be deemed to be a reference to the Agreement, as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Agreement shall continue in full force and effect.

Section 2.2 Entire Agreement. This Amendment, together with the Agreement, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

Section 2.3 Governing Law. This Amendment shall be governed by the internal law of the State of New York.

Section 2.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Securities Purchase Agreement as of the date first written above.

COMPANY:

ENER - CORE, INC.

By:
Name: Alain J. Castro
Title: Chief Executive Officer

[Signature Page to Fifth Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Securities Purchase Agreement as of the date first written above.

BUYER:

By:
Name:
Title:

[Signature Page to Fifth Amendment to Securities Purchase Agreement]